Exhibit 99.1

Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

		Media Contact:	Dennis Jones
Senior Marketing Manager
(704) 357-0298

FOR IMMEDIATE RELEASE

Laura Kelly Named to Jack Henry & Associates' Board of Directors
- Appointment returns board to eight members, seven of whom are independent -

Monett, MO., September 11, 2013 - Jack Henry & Associates, Inc. (NASDAQ:JKHY), a leading provider of technology solutions and payment processing services primarily for the financial services industry, announced today that on September 10, 2013, Laura Kelly was appointed to its board of directors as an independent director. Her appointment returns the board to eight members, including seven independent outside directors and one non-independent director.

Ms. Kelly is Senior Vice President and Chief Product Officer at New Jersey-based The Dun & Bradstreet Corporation (NYSE: DNB) which she joined in March, 2013 and where she is responsible for the company's global product portfolios including the development and execution of D&B's future product strategy. She is a member of D&B's Global Leadership Team.

Ms. Kelly has received a number of industry accolades, the most recent of which was her 2013 selection as one of the most influential women in payments. The women honored were selected by the editors of PaymentsSource, Bank Technology News, and ISO&Agent as standouts for their significant achievements, exceptional leadership, and promotion of innovation in the payments industry.

Ms. Kelly has spent more than 20 years in senior leadership roles, enabling business growth through senior strategy, financial, product development, risk/compliance, and marketing positions. Prior to joining D&B in 2013, Ms. Kelly was senior vice president and general manager of the Americas division at American Express, where she also served as their leader for new global product development. At American Express, Ms. Kelly was the architect leading the launch of Bluebird, a banking product which recently received Consumer Reports' #1 value recognition. Prior to that position, Ms. Kelly was executive vice president, Global Prepaid Product Solutions at MasterCard Worldwide where she architected and executed its successful global prepaid strategy, earning MasterCard seven of the world's largest prepaid opportunities. Earlier roles include senior vice president and chief operating officer at Southwest Business Corporation; consultancy practice leader - Strategy, Process Re-Engineering and Performance Management at The Concours' Group; and vice president, Alliance Management and Product Development at USAA.

Early in her career, Ms. Kelly served the United States as an active duty and later reserve officer in the Air Force, where she also held progressively responsible financial leadership positions. She holds a bachelor's degree from Samford University and an MBA from Auburn University as well as a C.P.A. license and a Chartered Property and Casualty Underwriter designation. She and her husband reside in Austin, Texas and have one son.

According to Jack Prim, chairman and CEO of Jack Henry & Associates, “Laura's strong background in financial services, payments, risk and compliance will bring additional valuable skills to our board of directors. Her impressive background, experience, and work ethic will enable her to make an immediate contribution to our business strategy and performance. We are pleased to welcome such a highly qualified and enthusiastic new member to our board."

About Jack Henry & Associates, Inc.

Jack Henry & Associates, Inc.® (NASDAQ: JKHY) is a leading provider of computer systems and electronic payment solutions primarily for financial services organizations. Its technology solutions serve more than 11,300 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking® supports banks ranging from community to mid-tier institutions with information processing solutions. Symitar® is the leading provider of information processing solutions for credit unions of all sizes. ProfitStars® provides best-of-breed solutions that enhance the performance of domestic and international financial institutions of all asset sizes and charters using any core processing system, as well as diverse corporate entities. Additional information is available at www.jackhenry.com.
Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.